Exhibit 32

EOS INTERNATIONAL, INC.
CERTIFICATIONS OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eos International, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), James M. Cascino, as President and Chief Executive Officer of the Company, and Jack B. Hood, as Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2003

/s/ JAMES M. CASCINO

James M. Cascino President and Chief Executive Officer
EOS INTERNATIONAL, INC.

/s/ JACK B. HOOD

Jack B. Hood Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
EOS INTERNATIONAL, INC.